                                   EXHIBIT 11

                             AMSOUTH BANCORPORATION

          STATEMENT REGARDING COMPUTATION OF EARNINGS PER COMMON SHARE

                                            NINE MONTHS        THREE MONTHS
                                        ENDED SEPTEMBER 30  ENDED SEPTEMBER 30
                                        ------------------- -------------------
                                          1995      1994      1995      1994
                                        --------- --------- --------- ---------
                                         (IN THOUSANDS EXCEPT PER SHARE DATA)
Net income............................. $ 127,063 $ 125,935 $  46,095 $  44,061
                                        ========= ========= ========= =========
Average shares of common stock out-
 standing..............................    58,273    56,021    58,418    58,894
                                        ========= ========= ========= =========
Earnings per common share.............. $    2.18 $    2.25 $    0.79 $    0.75
                                        ========= ========= ========= =========
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